Fixed Income Investor Presentation September 2019 Fixed Income Investor Presentation [Month] [Day], 2019 Second Quarter 2020 Earnings Presentation cshares, Inc. Exhibit 99.2

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This presentation contains forward-looking statements within the meaning of the securities laws that are derived utilizing assumptions, present expectations, estimates and projections about Allegiance. These statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “continues”, “anticipates,” “intends,” “projects,” “estimates,” “potential”, “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward looking statements include the foregoing. Forward-looking statements include information concerning Allegiance’s expected future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. Additionally, the impact of the COVID-19 pandemic is rapidly evolving and its future effects on Allegiance are difficult to predict. These and various other factors are discussed in Allegiance's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in other reports and statements Allegiance has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance's website at www.allegiancebank.com, under Financial Information, SEC Filings. Any forward-looking statement made by Allegiance in this presentation speaks only as of the date on which it is made. Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them. Because of these uncertainties, readers should not place undue reliance on any forward-looking statement. Allegiance disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. GAAP Reconciliation of Non-GAAP Financial Measures We use certain non-GAAP financial measures to evaluate our performance. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, we review return on average tangible common equity, the ratio of tangible equity to tangible assets and core net interest margin on a tax equivalent basis for internal planning and forecasting purposes. We have included in this presentation information relating to these non-GAAP financial measures for the applicable periods presented. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate these non-GAAP financial measures may differ from that of other companies reporting measures with similar names. A reconciliation of the non-GAAP financial measures is in the appendix. Safe Harbor Statement and Non-GAAP Financial Measures

Allegiance Bancshares, Inc. Overview Franchise Footprint Holding Company for Allegiance Bank; Headquartered in Houston, Texas Company Overview Providing full-service banking services for owner-operated businesses Operational History 27 full-service banking locations and 1 loan production office (at 6/30/20) 26 in the Houston-The Woodlands-Sugar Land MSA 1 in the Beaumont-Port Arthur MSA, just outside of Houston Since opening in 2007, we have completed three whole bank acquisitions and one branch transaction: 2019: LoweryBank branch acquisition with $45.0 million in loans and $16.0 million in deposits 2018: Post Oak Bank, N.A. (Post Oak Bancshares, Inc.) with $1.5 billion in total assets 2015: Enterprise Bank (F&M Bancshares, Inc.) with $569.7 million in total assets 2013: Independence Bank, N.A. with $222.1 million in total assets Financial Highlights ABTX Branch Locations (27) Galveston Houston Houston-The Woodlands-Sugar Land MSA Beaumont-Port Arthur MSA 10 10 45 45 Beaumont

Financial Highlights – Second Quarter 2020 Assets of $5.84 billion, loans of $4.58 billion, deposits of $4.70 billion and shareholder's equity of $736.1 million at June 30, 2020 Funded over 5,800 loans totaling in excess of $695 million during the second quarter 2020 Deposit growth of $840.1 million, or 21.2%, from the second quarter 2019 Balance Sheet Growth Net income of $9.9 million for the second quarter 2020 compared to $3.5 million for the first quarter 2020 and $14.2 million for the second quarter 2019 Second quarter 2020 earnings were impacted by: Record net interest income of $50.8 million, or 12.9% growth, from the first quarter 2020 Increased provision expense, totaling $10.7 million, in response to COVID-19 related uncertainties in the current economic environment $306 thousand of loss on sale of ORE and a $93 thousand gain on sale of securities Profitability Net Interest Margin Net interest income increased to $50.8 million for second quarter 2020 compared to $45.0 million for the first quarter 2020 and increased from $45.6 million for the second quarter 2019 Net interest margin on a tax equivalent basis decreased to 4.10% for the second quarter 2020 from 4.15% for the first quarter 2020 and decreased from 4.33% for the second quarter 2019 primarily due to effect of the PPP loans on the yield Adjusted net interest margin(1) on a tax equivalent basis excludes the impact of acquisition accounting adjustments of $669 thousand and was 4.05% for the second quarter 2020 compared to 4.04% for the first quarter 2020 and 4.07% for the second quarter 2019 Recognitions and Awards Ranked #2 out of Top 10 PPP Lenders in Houston Metro of all loans $150,000 or more according to Houston Business Journal. Contributed $150,000 plus $100,000 matching opportunity to Houston Food Bank to provide over one million meals across its Houston footprint. Proud to be named one of the 100 Best Companies to Work for in Texas by the collaboration of the Texas Association of Business, Texas SHRM, Best Companies Group and Texas Monthly and ranked #18 in the large business category. Recognized by the Houston Chronicle as one of Houston’s 100 leading companies based on 2019 performance criteria, such as total revenues, annual growth in earnings per share, annual revenue growth and one-year total return _____________________ Please refer to the non-GAAP reconciliation in the appendix.

Our Super-Community Banking Strategy High Net Interest Margin Strong Credit Quality Centralized Credit Administration Focus on Small and Medium-Sized Owner-Operated Businesses Full-Service Bank Locations Favorable Loan Yields and Deposit Relationships Effective Centralized Operations Scalable Platform Experienced Central Operations Staff Enhanced Efficiency and Profitability Extraordinary Customer Experience Responsive Decision-Making by Empowered Lenders Strategy Structure Results

Deposit Market Share - Houston-The Woodlands-Sugar Land MSA _____________________ Source: S&P Global Intelligence as of June 30, 2019. As of June 30 of the year shown, on a pro forma basis reflecting any announced acquisition. To date, on a pro forma basis reflecting any announced acquisition. (1) (1) (2)

Historical Balance Sheet Growth Total Loans Total Assets Total Equity Total Deposits (1) _____________________ Note: Dollars in millions. Includes $1.50 billion in assets acquired on October 1, 2018. Includes $1.16 billion of acquired loans at fair value on October 1, 2018. (4) (2) (4) (3) (5) Includes $1.29 billion of acquired deposits on October 1, 2018. Includes $45.0 million of loans acquired on February 1, 2019. Includes $16.0 million of deposits acquired on February 1, 2019.

Earnings Performance Net Interest Income and Net Interest Margin Net Income and Earnings per Share _____________________ Note: Dollars in millions, except per share numbers. Includes a one-time gain from sale of branches of $1.3 million (after-tax). Includes $1.8 million and $1.7 million of core system conversion and acquisition and merger-related expenses, respectively, and $3.1 million of acquisition accounting adjustments. Includes $9.6 million of acquisition accounting adjustments, $1.4 million of pre-tax severance expense and a $1.1 million FDIC Small Bank Assessment Credit. (1) (2) (3) Includes $3.1 million of acquisition accounting adjustments; Adjusted net interest margin (tax equivalent) adjusted for acquisition accounting adjustments was 4.17%. Please refer to the non-GAAP reconciliation in the appendix. Includes $9.6 million of acquisition accounting adjustments; Adjusted net interest margin (tax equivalent) adjusted for acquisition accounting adjustments was 4.00%. Please refer to the non-GAAP reconciliation in the appendix. (4) (5) 5 yr CAGR: Net Income 55.7%, EPS 18.3%

Return on Average Tangible Common Equity(1) Return on Average Assets Noninterest Expense to Average Assets Efficiency Ratio(6) _____________________ Please refer to the non-GAAP reconciliation in the appendix. Includes a one-time gain from sale of branches of $1.3 million (after-tax). Includes $1.8 million and $1.7 million of core system conversion and merger-related expenses, respectively. Includes $3.1 million of acquisition accounting adjustments. Includes $9.6 million of acquisition accounting adjustments, $1.3 million of acquisition and merger related expenses, $1.4 million of pre-tax severance expense, $1.1 million FDIC Small Bank Assessment Credit, $1.5 million of gain on sales of securities offset by $572 thousand of prepayment penalties and $376 thousand of SBIC income. Represents total noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of loans, securities and assets. Additionally, taxes and provision for loan losses are not part of this calculation. (2) (3)(4) (5) (5) (5) (3)(4) (3) (2) Earnings Performance, continued

Yields and Cost Analysis Net Interest Margin Loan Portfolio Reported Yields and Total Deposit Costs _____________________ Adjusted net interest margin excludes acquisition accounting adjustments. Please refer to the non-GAAP reconciliation in the appendix. (1)

Tier 1 Leverage Ratio Tangible Equity / Tangible Assets(1) Total Risk-Based Ratio Tier 1 Risk-Based Ratio Capital Position _____________________ Please refer to the non-GAAP reconciliation in the appendix.

Deposit Composition and Growth Deposit Growth Trend Deposit Composition _____________________ Note: Dollars in millions. As of the year ended June 30, 2020.

Total Loan Portfolio Composition 53.8% of CRE is Owner-Occupied CRE (incl. multi-family) by Property Type CRE Construction by Property Type _____________________ Note: Dollars in millions, unless otherwise noted. As of the quarter ended June 30, 2020. Includes classifications less than 2.0% of total composition. Loan Portfolio Composition (1)

Total PPP Loan Composition _____________________ Includes classifications less than 2.0% of total composition. PPP Loan Composition as of June 30, 2020

_____________________ Note: Dollars in thousands. Loan Deferrals Composition

Allowance / Total Loans Allowance / Nonperforming Loans Net Charge-offs / Average Loans(1) Nonperforming Loans / Total Loans Strong Asset Quality _____________________ Annualized for each respective quarter.

Our management uses certain non-GAAP financial measures in its analysis of our performance: “Tangible Shareholders’ Equity” is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. Tangible shareholders’ equity is defined as total shareholders’ equity reduced by goodwill and core deposit intangibles, net of accumulated amortization. This measure is important to investors interested in changes from period to period in shareholders’ equity, exclusive of changes in intangible assets. For tangible shareholders’ equity, the most directly comparable financial measure calculated in accordance with GAAP is total shareholders’ equity. Goodwill and other intangible assets have the effect of increasing total shareholders’ equity while not increasing our tangible shareholders’ equity. “Tangible Equity to Tangible Assets” is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. Tangible equity to tangible assets is defined as total shareholders’ equity reduced by goodwill and core deposit intangibles, net of accumulated amortization, divided by tangible assets, which are total assets reduced by goodwill and core deposit intangibles, net of accumulated amortization. This measure is important to investors interested in changes from period to period in equity and total assets, each exclusive of changes in intangible assets. For tangible equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total shareholders’ equity to total assets. Goodwill and other intangible assets have the effect of increasing both total shareholders’ equity and assets while not increasing our tangible common equity or tangible assets. Appendix: Non-GAAP Reconciliation _____________________ Note: Dollars in thousands..

Non-GAAP Reconciliation, continued “Adjusted Net Interest Margin (TE)” is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. Adjusted net interest margin is defined as net interest income, net of related acquisition accounting adjustments, divided average earnings assets. This measure is important to investors interested in changes from period to period in net interest income, exclusive of the impact from related acquisition accounting adjustments. For adjusted net interest margin, the most directly comparable financial measure calculated in accordance with GAAP is net interest margin. _____________________ Note: Dollars in thousands. Annualized for each respective quarter.